Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-163511 October 5, 2011

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Home > Products > Short VIX Short-Term Futures ETF (SVXY) email print Inverse Funds

SVXY Short VIX Short-Term Futures ETF Are They Right for You? ProShares Short VIX Short-Term Futures ETF seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to the inverse (-1x) of the performance of the S&P 500® VIX® Short-Term Futures Index™.

View Prospectus (PDF) Overview Quote & Chart Daily Holdings Distributions Index/Benchmark

This fund is not an investment company regulated under the Investment Company Act of 1940 and is not afforded its protections. Please read the prospectus carefully before investing.

This Short ProShares ETF seeks a return that is -1x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

Fund Snapshot

Ticker SVXY

Intraday Ticker SVXY. IV

CUSIP 74347W627

Inception Date 10/3/11

Expense Ratio* 0.95%

NAV Calculation Time 4:15 p.m. ET

* Does not include brokerage commissions and related fees paid by the fund.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. For standardized returns and performance data current to the most recent month end, see Performance.

There is no guarantee any ProShares ETF will achieve its investment objective.

Shares of any ETF are bought and sold at market price (not NAV) and are not individually redeemed from the fund. Brokerage commissions will reduce returns.

Investing involves risk, including the possible loss of principal. Short ProShares are non-diversified and should lose value when their market indexes rise—a result that is opposite from traditional ETFs—and they entail certain risks including risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, leverage and market price variance, all of which can increase volatility and decrease performance. Please see their summary and full prospectuses for a more complete description of risks.

The value of the shares of the fund relates directly to the value of futures contracts and other assets held by the fund. Fluctuations in the price of these assets could adversely affect fund performance. Several factors may affect the price and/or liquidity of VIX futures contracts and other assets owned by the fund, including, but not limited to: prevailing market prices and forward volatility levels of U.S. stock markets, equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures; interest rates; economic, financial, political, regulatory and other events that affect the level of an index or the market price or forward volatility of U.S. stock markets, equity securities included in the S&P 500, the VIX or the relevant futures or option contracts on the VIX; supply and demand as well as hedging activities in listed and over-the-counter equity derivative markets; and disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500.

This fund may have different tax implications and generate a K-l tax form.

These ETFs invest in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX. These ETFs are not suitable for all investors.

ProShares Trust II is a commodity pool as defined in the Commodity Exchange Act and the applicable regulations of the CFTC. ProShare Capital Management LLC is the Trust Sponsor, commodity pool operator (CPO) and commodity trading advisor. The Sponsor is registered as a CPO and commodity trading advisor with the CFTC, and is a member of the NFA. Neither this ETF nor ProShares Trust II is an investment company regulated under the Investment Company Act of 1940 and neither is afforded its protections.

“Standard & Poor’s,®” “S&P,®” “S&P 500,®” “Standard & Poor’s 500,®” “S&P 500® VIX® Short-Term Futures Index™” and “S&P 500® VIX® Mid-Term Futures

Index™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by ProShares. “VIX®” is a trademark of the Chicago

Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes as licensed to ProShares, ProShares have not been passed on by S&P or CBOE or their respective affiliates as to their legality or suitability. ProShares are not sponsored, endorsed, sold or promoted by S&P or CBOE or their respective affiliates, and S&P and CBOE and their respective affiliates make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

Investing in ETFs involves a substantial risk of loss.

This information must be accompanied or preceded by a current ProShares Trust II prospectus.

Quote data provided by Interactive Data - Real Time Services, Inc. and subject to terms of use.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor. Your use of this site signifies that you accept our Terms & Conditions of Use.

Obtain Prospectus | Proxy Voting

ProFunds.com | Contact Us | Careers

ProShares®

The Alternative ETF Company.

PRODUCTS RESOURCES NEWS About ProShares | Literature | FAQs | Get Email Updates Keyword Search GO

Leveraged and

Home > Products > Short VIX Short-Term Futures ETF (SVXY) email print

Inverse Funds

SVXY Short VIX Short-Term Futures ETF Are They Right for You?

ProShares Short VIX Short-Term Futures ETF seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to the inverse (-1x) of the performance of the S&P 500® VIX® Short-Term Futures Index™.

View Prospectus (PDF)

Overview Quote & Chart Daily Holdings Distributions Index/Benchmark

Premium/Discount Analysis Tool | Download NAV History (CSV)

SVXY is currently unavailable. 10/03/2011 11:47:44

This fund is not an investment company regulated under the Investment Company Act of 1940 and is not afforded its protections. Please read the prospectus carefully before investing.

This Short ProShares ETF seeks a return that is -1x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. For standardized returns and performance data current to the most recent month end, see Perfomance.

There is no guarantee any ProShares ETF will achieve its investment objective.

Shares of any ETF are bought and sold at market price (not NAV) and are not individually redeemed from the fund. Brokerage commissions will reduce returns.

Investing involves risk, including the possible loss of principal. Short ProShares are non-diversified and should lose value when their market indexes rise—a result that is opposite from traditional ETFs—and they entail certain risks including risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, leverage and market price variance, all of which can increase volatility and decrease performance. Please see their summary and full prospectuses for a more complete description of risks.

The value of the shares of the fund relates directly to the value of futures contracts and other assets held by the fund. Fluctuations in the price of these assets could adversely affect fund performance. Several factors may affect the price and/or liquidity of VIX futures contracts and other assets owned by the fund, including, but not limited to: prevailing market prices and forward volatility levels of U.S. stock markets, equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures; interest rates; economic, financial, political, regulatory and other events that affect the level of an index or the market price or forward volatility of U.S. stock markets, equity securities included in the S&P 500, the VIX or the relevant futures or option contracts on the VIX; supply and demand as well as hedging activities in listed and over-the-counter equity derivative markets; and disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500.

This fund may have different tax implications and generate a K-l tax form.

These ETFs invest in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX. These ETFs are not suitable for all investors.

ProShares Trust II is a commodity pool as defined in the Commodity Exchange Act and the applicable regulations of the CFTC. ProShare Capital Management LLC is the Trust Sponsor, commodity pool operator (CPO) and commodity trading advisor. The Sponsor is registered as a CPO and commodity trading advisor with the CFTC, and is a member of the NFA. Neither this ETF nor ProShares Trust II is an investment company regulated under the Investment Company Act of 1940 and neither is afforded its protections.

“Standard & Poor’s,®” “S&P,®” “S&P 500,®” “Standard & Poor’s 500,®” “S&P 500® VIX® Short-Term Futures Index™” and “S&P 500® VIX® Mid-Term Futures

Index™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by ProShares. “VIX®” is a trademark of the Chicago

Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes as licensed to ProShares. ProShares have not been passed on by S&P or CBOE or their respective affiliates as to their legality or suitability. ProShares are not sponsored, endorsed, sold or promoted by S&P or CBOE or their respective affiliates, and S&P and CBOE and their respective affiliates make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

Investing in ETFs involves a substantial risk of loss.

This information must be accompanied or preceded by a current ProShares Trust II prospectus.

Quote data provided by Interactive Data - Real Time Services, Inc. and subject to terms of use.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor. Your use of this site signifies that you accept our Terms & Conditions of Use.

Obtain Prospectus | Proxy Voting

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ProShares The Alternative ETF Company

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Home > Products > Short VIX Short-Term Futures ETF (SVXY)

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Leveraged and Inverse Funds

Are They Right for You?

LEARN MORE

SVXY

Short VIX Short-Term Futures ETF

ProShares Short VIX Short-Term Futures ETF seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to the inverse (-1x) of the performance of the S&P 500® VIX® Short-Term Futures Index™.

View Prospectus (PDF)

Overview | Quote & Chart | Daily Holdings | Distributions | Index/Benchmark

Daily Holdings unavailable for this fund.

Holdings are subject to change. ProShares may invest in financial instruments (including derivatives) that, in combination, should have daily price return characteristics similar to the fund's benchmark.

This fund is not an investment company regulated under the Investment Company Act of 1940 and is not afforded its protections. Please read the prospectus carefully before investing.

This Short ProShares ETF seeks a return that is -1x the return of an index or other benchmark (target) ***for a single day***, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares' returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

This fund may have different tax implications and generate a K-1 tax form.

This information must be accompanied or preceded by a current ProShares Trust II prospectus.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds' advisor or sponsor. **Your use of this site signifies that you accept our Terms & Conditions of Use.**

Obtain Prospectus | Proxy Voting

ProFunds.com | Contact Us | Careers

ProShares
The Alternative ETF Company

PRODUCTS | RESOURCES | NEWS | About ProShares | Literature | FAQs | Get Email Updates | Keyword Search GO

Home > Products > Short VIX Short-Term Futures ETF (SVXY)

email print

SVXY

Short VIX Short-Term Futures ETF

ProShares Short VIX Short-Term Futures ETF seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to the inverse (-1x) of the performance of the S&P 500® VIX® Short-Term Futures Index™.

View Prospectus (PDF)

Overview | Quote & Chart | Daily Holdings | Distributions | Index/Benchmark

Leveraged and Inverse Funds

Are They Right for You?

LEARN MORE ›

ICI Primary 2010 (xls) | ICI Secondary 2010 (xls) | Distributions FAQs

Since this fund is treated as a partnership for tax purposes an investor's allocated portion of any income, gains, losses and deductions is reported on a Schedule K-1. That means investors do not receive a Form 1099-DIV. For more information, please read FAQs on Taxation for Volatility, Commodity and Currency ProShares ETFs.

No distributions have been made for this fund.

All ETFs are required by the IRS to distribute substantially all of their income and capital gains to shareholders at least annually. For specific tax advice, we recommend you seek advice from a qualified tax professional.

This fund is not an investment company regulated under the Investment Company Act of 1940 and is not afforded its protections. Please read the prospectus carefully before investing.

This Short ProShares ETF seeks a return that is -1x the return of an index or other benchmark (target) ***for a single day***, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares' returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

There is no guarantee that distributions will not be made in the future. There is no guarantee that dividends will be paid.

This fund may have different tax implications and generate a K-1 tax form.

This information must be accompanied or preceded by a current ProShares Trust II prospectus.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds' advisor or sponsor. **Your use of this site signifies that you accept our Terms & Conditions of Use.**

Obtain Prospectus | Proxy Voting

ProFunds.com | Contact Us | Careers

ProShares®

The Alternative ETF Company.

PRODUCTS RESOURCES NEWS About ProShares | Literature | FAQs | Get Email Updates Keyword Search GO

Leveraged and Inverse Funds

Home > Products > Short VIX Short-Term Futures ETF (SVXY) email print

Short VIX Short-Term Futures ETF

SVXY

Are They Right for You? LEARN MORE

ProShares Short VIX Short-Term Futures ETF seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to the inverse (-lx) of the performance of the S&P 500® VIX® Short-Term Futures Index™.

View Prospectus (PDF)

Overview Quote & Chart Daily Holdings Distributions Index/Benchmark

Index/Benchmark Summary

The S&P 500 VIX Short-Term Futures Index measures the movements of a combination of VIX futures and is designed to track changes in the expectation for one month in the future. The index maintains an average weighted settlement date of one month by rolling a portion of the position in the first month VIX futures contract into the second month VIX futures contract on a daily basis.

The VIX is a commonly followed measure of the expected volatility of the S&P 500 over the next 30 days. However, since VIX is not directly investable, exposure to equity volatility is often obtained though VIX futures. The price of a VIX futures contract reflects the market expectation for the level of VIX on the settlement date of the contract.

For more information, visit the S&P 500 VIX Futures Index Series website.

Top 10 Index Companies2 Weight

CBOE Volatility Index Future AUG 11 51.44%

CBOE Volatility Index Future JUL 11 48.56%

2 = ProShares may invest in financial instruments (including derivatives) that, in combination, should have similar daily price return characteristics to the fund’s benchmark.

This fund is not an investment company regulated under the Investment Company Act of 1940 and is not afforded its protections. Please read the prospectus carefully before investing.

This Short ProShares ETF seeks a return that is -lx the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

The information on this web page relates only to the S&P 500 VIX Short-Term Futures Index and is solely for informational purposes. The information is not, and is not intended to be, a complete discussion of the material information an investor should know before investing in ProShares.

This fund may have different tax implications and generate a K-l tax form.

“Standard & Poor’s,®” “S&P,®” “S&P 500,®” “Standard & Poor’s 500,®” “S&P 500® VIX® Short-Term Futures Index™” and “S&P 500® VIX® Mid-Term Futures Index™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by ProShares. “VIX®” is a trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes as licensed to ProShares. ProShares have not been passed on by S&P or CBOE or their respective affiliates as to their legality or suitability. ProShares are not sponsored, endorsed, sold or promoted by S&P or CBOE or their respective affiliates, and S&P and CBOE and their respective affiliates make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

This information must be accompanied or preceded by a current ProShares Trust II prospectus.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor. Your use of this site signifies that you accept our Terms Or Conditions of Use.

Obtain Prospectus | Proxy Voting